Exhibit 99.1

                          ANNUAL SERVICER'S CERTIFICATE
                            METRIS RECEIVABLES, INC.
                               METRIS MASTER TRUST

         The undersigned, a duly authorized officer of Direct Merchants Credit Card Bank, National Association, as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated January 22, 2002 (as amended, the "Pooling and Servicing Agreement"), by and among Metris Receivables, Inc., as transferor (the "Transferor"), Direct Merchants Credit Card Bank, National Association, as servicer (the "Servicer"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee"), does hereby certify that:

         1. Direct Merchants Credit Card Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the period from January 1, 2004 until December 31, 2004 was conducted under my supervision.

         5. Based on such review, the Servicer has, to the best of my knowledge, fully performed all of its obligations under the Pooling and Servicing Agreement throughout such period, and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

         6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to me to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                  None.


         IN WITNESS WHEREOF, the undersigned has duly executed this certificate on March 16, 2005.

                              DIRECT MERCHANTS CREDIT CARD BANK,
                              NATIONAL ASSOCIATION, as Servicer


                              By:/s/Scott R. Fjellman
                              Name:  Scott R. Fjellman
                              Title: Senior Vice President, Treasurer & Cashier